INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement of Partners Balanced Trust (Securities Act Registration No. 333-102195) of our report dated April 18, 2003, relating to the financial statements of Partners Balanced Trust as of April 16, 2003 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 24, 2003